SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2003

NETSOL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-22773	95-4627685

(Commission File Number)	(IRS Employer Identification No.)

24011 Ventura Blvd., Suite 101, Calabasas, CA	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818/222-9195

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT 99.1

Item 5. Other Events.

The Registrant entered into an agreement with United Kingdom-based Akhter Group PLC. Under the terms of the agreement, Akhter Group acquired 49.9 percent of NetSol Technologies’ wholly owned subsidiary’s stock, Pakistan-based NetSolConnect (Pvt) Ltd., an Internet Services Provider in Pakistan.

The initial stage of the agreement provides NetSol with an investment of up to $1 million in cash to launch a broadband infrastructure in Karachi, the largest business hub in Pakistan. The initial infrastructure will provide a 155MB backbone and a 5MB broadband to customer premises using a proprietary broadband technology and an infrastructure consisting of 20 hubs. After the successful launch of the initial six-month beta program to Karachi’s residential and commercial customers, additional rollouts of the base stations are scheduled in Lahore and Islamabad within a 12-month period.

The second investment into the program could provide up to $20 million to create the first Terabit backbone in Pakistan. This will allow NetSol to provide data, voice, video and other multi-media services to major cities within Pakistan.

A copy of the press release detailing the transaction is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated August 7, 2003, announcing the partial acquisition of NetSolConnect.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 15, 2003	NETSOL TECHNOLOGIES, INC.

/s/ Naeem Ghauri By: Naeem Ghauri Its: Chief Executive Officer